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                                                                EXHIBIT 23.12

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of CUC International Inc. ("CUC") on Form S-4 of our report dated April 30, 1997, with respect to the consolidated balance sheets of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and January 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and each of the years in the two year period ended January 31, 1996, which report appears in the Form 8-K of HFS Incorporated dated July 16, 1997. We also consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus of CUC and HFS Incorporated, which is part of this Registration Statement.


Our report contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in the year ended January 31, 1996.


                                               /s/ KPMG Peat Marwick LLP

                                               KPMG PEAT MARWICK LLP


Baltimore, Maryland
August 26, 1997